Exhibit 99.7

Consent of Centerview Partners LLC

The Board of Directors

CVS Health Corporation

One CVS Drive

Woonsocket, RI 02895

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated December 3, 2017, to the Board of Directors of CVS Health Corporation (“CVS Health”), as Annex F to, and reference to such opinion letter under the headings “SUMMARY—Opinions of CVS Health’s Financial Advisors —Opinion of Centerview Partners LLC”, “AETNA PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CVS HEALTH PROPOSAL I: APPROVAL OF THE STOCK ISSUANCE —Background of the Merger”, “AETNA PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CVS HEALTH PROPOSAL I: APPROVAL OF THE STOCK ISSUANCE —CVS Health’s Reasons for the Merger; Recommendation of the CVS Health Board of Directors that CVS Health Stockholders Approve the Stock Issuance”, “AETNA PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CVS HEALTH PROPOSAL I: APPROVAL OF THE STOCK ISSUANCE —Opinions of CVS Health’s Financial Advisors—Opinion of Centerview Partners LLC” and “AETNA PROPOSAL I: APPROVAL AND ADOPTION OF THE MERGER AGREEMENT AND CVS HEALTH PROPOSAL I: APPROVAL OF THE STOCK ISSUANCE —Unaudited Prospective Financial Information” in the proxy statement/prospectus relating to the proposed transaction involving CVS Health and Aetna Inc. (“Aetna”), which proxy statement/prospectus forms a part of Amendment No. 2 to the Registration Statement on Form S-4 of CVS Health (the “Registration Statement”). In giving such consent, we do not admit that we come within the category of persons whose consent is required under Section 7 of the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder nor do we hereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “experts” as used in the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ Centerview Partners LLC CENTERVIEW PARTNERS LLC

February 5, 2018